Exhibit 99

Form 4 Joint Filer Information

Name:	York GP, Ltd.

Address:	1 Bay Street, Suite 400 PO Box CB 12618 Nassau, Bahamas

Designated Filer:	York Lion Fund, L.P.

Issuer & Ticker Symbol:	The Cronos Group (CRNS)

Date of Event Requiring Statement:	June 1, 2004

Signature:	York GP, Ltd.

By: /s/ Elinor A. Wexler, Attorney-in-Fact

Name:	Stephen Nicholas Walker

Address:	125 Rue de Paradis 76530 Yville Sur Seine, France

Designated Filer:	York Lion Fund, L.P.

Issuer & Ticker Symbol:	The Cronos Group (CRNS)

Date of Event Requiring Statement:	June 1, 2004

Signature:	By: /s/ Elinor A. Wexler, Attorney-in Fact

Exhibit 99 — Page 1 of 2

Exhibit 99

Form 4 Joint Filer Information (continued)

Name:	The Lion Fund Limited

Address:	5th Floor, Harbour Place PO Box 30464 SMP Grand Cayman, Cayman Islands

Designated Filer:	York Lion Fund, L.P.

Issuer & Ticker Symbol:	The Cronos Group (CRNS)

Date of Event Requiring Statement:	June 1, 2004

Signature:	The Lion Fund Limited

By: /s/ Elinor A. Wexler, Attorney-in-Fact

Exhibit 99 — Page 2 of 2